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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Graham-Field Health Products, Inc. of our report dated March 15, 1996, except as to the tenth paragraph of Note 3, which is as of June 4, 1996, relating to the consolidated financial statements of Everest & Jennings International Ltd. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of Everest & Jennings International Ltd. for the three years ended December 31, 1995. Such Price Waterhouse LLP reports are included in the Proxy Statement/Consent Solicitation Statement/Prospectus dated December 19, 1997 contained in Graham-Field Health Products, Inc's Registration Statement on Form S-4/A (Reg. No. 333-42561) which is incorporated by reference in the Prospectus constituting part of this Registration Statement on Form S-3. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

St. Louis, Missouri
January 30, 1998